UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2008

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of principal executive offices) (Zip Code)

(714) 238-1488

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 6, 2008, Multi-Fineline Electronix, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) to report, among other things, the appointment of Donald K. Schwanz to its Board of Directors (the “Board”). In accordance with Instruction 2 to Item 5.02 on Form 8-K, because Mr. Schwanz had not been appointed to serve on any committee of the Board as of the date of the Original Filing, disclosure of the committees on which Mr. Schwanz would serve was not included in the Original Filing. This Current Report on Form 8-K/A is filed as an amendment to the Original Filing and should be read in conjunction therewith.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2008, the Board appointed Mr. Schwanz to serve as a member of the Board’s Audit Committee and Compensation Committee.

Item 8.01.	Other Events.

Effective August 15, 2008, the Board appointed the following directors to each of the following of the Board’s committees:

Audit Committee: Sanford L. Kane (chairperson), Linda Y.C. Lim, Ph.D., Sam Yau and Mr. Schwanz;

Compensation Committee: Richard J. Dadamo (chairperson), Mr. Kane, Mr. Schwanz and Choon Seng Tan; and

Nominating and Corporate Governance Committee: Mr. Yau (chairperson), Mr. Dadamo, Dr. Linda Lim and Huat Seng Lim, Ph.D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 18, 2008	MULTI-FINELINE ELECTRONIX, INC.

	By:	/s/ Reza Meshgin
Reza Meshgin Chief Executive Officer

3